Exhibit 5.1

Our ref               KON/745724-000005/22280907v5

Perfect Corp.

14F, No.98 Minquan Road

Xindian District

New Taipei City 231

Taiwan

16 September 2022

Dear Sirs

Perfect Corp.

We have acted as Cayman Islands legal advisers to Perfect Corp. (the "Company") in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) (including its exhibits, the "Registration Statement") for the purposes of, registering with the Commission under the Act, the issuance of:

(i).	28,415,000 class A ordinary shares of the Company of par value US$0.10 each (the "Shares") to the existing shareholders of Provident Acquisition Corp. (“PAQC”);

(ii).	18,100,000 warrants to acquire Shares to the holders of warrants to acquire shares of PAQC (the “Warrants”); and

(iii).	18,100,000 Shares that may be issued upon exercise of the Warrants,

pursuant to certain transactions contemplated by the Agreement and Plan of Merger dated as of 3 March 2022 by and among the Company, PAQC, Beauty Corp., and Fashion Corp. (the “Business Combination Agreement”) and the Sponsor Letter Agreement dated as of 3 March 2022 by and among the Company, PAQC and Provident Acquisition Holdings Ltd. (the “Sponsor Letter Agreement”).

We are furnishing this opinion as Exhibits 5.1, 8.2 and 23.3 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 13 February 2015 issued by the Registrar of Companies in the Cayman Islands.

1.2	The fifth amended and restated memorandum and articles of association of the Company adopted by a special resolution passed on 5 October 2021 and effective on and from 5 October 2021 (the "Prior Memorandum and Articles").

1.3	The draft sixth amended and restated memorandum and articles of association of the Company proposed to be adopted by a special resolution and become effective on the Closing Date (as defined under the Business Combination Agreement) (the "Memorandum and Articles").

1.4	The unanimous written resolutions of the board of directors of the Company dated 3 March 2022 (the "Board Resolutions").

1.5	The draft unanimous written resolutions of the board of directors of the Company to be adopted by the board of directors following the effectiveness of the Registration Statement (the "Pre-Closing Board Resolutions").

1.6	The draft written resolutions of the shareholders of the Company proposed to be adopted by the shareholders following the effectiveness of the Registration Statement (the "Shareholders Resolutions").

1.7	A certificate from a director of the Company, a copy of which is attached hereto (the "Director's Certificate").

1.8	A certificate of good standing dated 1 September 2022, issued by the Registrar of Companies in the Cayman Islands (the "Certificate of Good Standing").

1.9	The Business Combination Agreement.

1.10	The Sponsor Letter Agreement.

1.11	The Registration Statement.

1.12	The warrant agreement dated 7 January 2021, by and between PAQC and Continental Stock Transfer and Trust Company (“Continental”), the warrant certificate constituting the Warrants and the draft assignment, assumption and amendment agreement, in the form filed as Exhibit 4.5 to the Registration Statement, to be entered into between PAQC, the Company and Continental (the “Warrant Documents”).

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing contained in the minute book or corporate records of the Company (which we have not inspected) which would or might affect the opinions set out below.

2.4	There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	Upon the Shareholders Resolutions being duly passed in the manner prescribed in the Prior Memorandum and Articles, on the Closing Date, the authorised share capital of the Company will be US$82,000,000 divided into: (a) 700,000,000 class A ordinary shares of a par value of US$0.10 each; (b) 90,000,000 class B ordinary shares of a par value of US$0.10 each; and (c) 30,000,000 shares of a par value of US$0.10 each of such class or classes (however designated) as the board of directors may determine in accordance with the Memorandum and Articles.

3.3	Upon the Shareholders Resolutions being duly passed in the manner prescribed in the Prior Memorandum and Articles, the issue and allotment of the Shares as contemplated in the Registration Statement and the Business Combination Agreement (including the issuance of the Shares upon the exercise of the Warrants as contemplated by the Registration Statement and the Business Combination Agreement) will have been duly authorised for issue and when allotted, issued and paid for as contemplated in the Registration Statement and the Business Combination Agreement (including the issuance of the Shares upon the exercise of the Warrants as contemplated by the Registration Statement and the Business Combination Agreement), the Shares will have been validly issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	Upon the Pre-Closing Board Resolutions being duly passed in the manner prescribed in the Prior Memorandum and Articles, the execution, delivery and performance of the Warrant Documents will have been authorised by and on behalf of the Company and, once the Warrant Documents have been executed and delivered by an Authorized Signatory (as defined under the Pre-Closing Board Resolutions) in accordance with the Pre-Closing Board Resolutions, the Warrant Documents will be duly executed and delivered on behalf of the Company and will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.

3.5	The statements under the caption "Cayman Islands Tax Considerations" in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities Under U.S. Securities Laws", "Cayman Islands Tax Considerations" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

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